Exhibit 99.1

Hecla Reports Exploration Results and Mineral Reserves & Resources

Silver Industry Peer Leading Reserve Mine Life Maintained

COEUR D'ALENE, IDAHO - February 13, 2026- Hecla Mining Company (NYSE:HL) ("Hecla", "we", "our" or the "Company") today reported year-end mineral reserves and resources and exploration results. In 2026, the Company plans to invest nearly double the 2025 investment in exploration and pre-development, focused on Nevada, Greens Creek, Keno Hill and Lucky Friday, with the goal of replacing or exceeding annual reserve depletion.

Reserves and resources herein include those of Hecla Quebec Inc. ("HQI"), including Casa Berardi, which is subject to a pending sale to Orezone Gold Corporation announced January 26, 2026. See "Casa Berardi Transaction" below for details.

EXPLORATION AND RESERVES & RESOURCES HIGHLIGHTS

Year-End 2025 Position:

●	Silver reserves of 231 million ounces after producing 17 million ounces in 2025, maintaining silver peer leading average reserve life, nearly double the industry average
●	Measured and Indicated silver resources of 161 million ounces; Inferred silver resources of 468 million ounces
●	Proven and Probable gold reserves of 2.0 million ounces
●	Measured and Indicated gold resources of 4.5 million ounces; Inferred gold resources of 6.3 million ounces
●

Demonstrated robust economics using conservative pricing ($25/oz silver and $2,100/oz gold for reserves; and $26/oz silver and $2,250/oz gold for resources). High-grades and sharp ore boundaries limit reserve sensitivity to metal price assumptions, while preserving margin potential across metals cycles

2025 Asset Highlights:

●

Greens Creek produced 8.7 million ounces of silver in 2025 while growing the reserve base by 2.4 million ounces. In the East Zone, one drillhole intersected 247.3 oz/ton silver, 1.94 oz/ton gold, 22.7% zinc and 12.1% lead over 7.7 feet.

●

Lucky Friday produced a record 5.3 million ounces of silver in 2025 and replaced 5.0 million in the reserve. Mineralization remains open in multiple directions at depth at this long-life asset, providing potential for further reserve replacement and expansion.

●

Mining experience at Keno Hill has led to refined modeling metrics which should improve technical accuracy and data interpretation. A new ore shoot discovered in 2025 is one of many exploration targets for the 2026 drill program. Drilling at Keno Hill continues to upgrade and expand resources, with the Bermingham Vein returning 36.4 oz/ton silver, 3.4% zinc, and 3.4% lead over 21.4 feet, extending mineralization 140 feet beyond the previous resource boundary.

●

Follow up drilling at Midas in Nevada yielded a second high-grade intercept grading 0.46 oz/ton gold and 0.9 oz/ton silver over 6.1 feet, including 1.31 oz/ton gold and 2.4 oz/ton silver over 2.0 feet, located 720 feet SE of the initial discovery.

●	Cutoff grades raised across the asset base to factor in cost inflation, consistent with the approach of prior years.

A breakdown of the Company’s reserves and resources along with metal price assumptions are set out in Tables A and B at the end of this news release.

“Our 231 million ounces of reserves at year-end 2025 reflects refined technical standards we've implemented across our reserve modeling as we’ve learned from mining these deposits, strengthening the quality and credibility of our estimates,” said Rob Krcmarov, President and CEO. “Looking ahead, we're signaling our confidence in future reserve replacement by nearly doubling our exploration budget in 2026 compared to the prior year. This elevated investment at our core assets positions us to more than replace reserves on a go-forward basis and sustain the industry’s best average reserve mine life.”

Kurt Allen, VP Exploration, added “Our 2025 programs delivered exceptional results that validate our balanced strategy of pursuing high-impact discoveries while systematically expanding reserves at producing assets. At Greens Creek and Keno Hill, definition drilling successfully converted Inferred resources and extended resource boundaries. In Nevada, Midas has identified compelling high-grade discovery targets with significant upside. With the increased resources we're deploying in 2026, we're confident in our ability to more than replace reserves annually while advancing transformative discoveries within our district-scale properties."

EXPLORATION UPDATE

Investment and Strategy

During 2025, the Company invested $25.2 million in exploration and corporate development (and $2.5 million in pre-development) activities, focused on high-impact discovery drilling at Midas in Nevada and resource expansion programs at our producing assets. This strategy balances district-scale discovery with near-mine resource definition and reserve extension. Guidance for 2026 calls for $55 million investment in exploration and pre-development.

Producing Asset Resource Definition

Drilling programs at Greens Creek and Keno Hill continue to define and expand mineralization near resource boundaries, converting Inferred resources and identifying additional reserve extension opportunities.

Greens Creek

Definition drilling at Greens Creek continued with three underground drilling rigs primarily focused on the East Zone. Notable East Zone assay results include one drillhole that intersected 247.3 oz/ton silver, 1.94 oz/ton gold, 22.7% zinc and 12.1% lead over 7.7 feet, upgrading the resource. Another drillhole, completed just outside of the resource boundary, intersected 91.2 oz/ton silver, 0.21 oz/ton gold, 9.2% zinc and 4.5% lead over 17.7 feet.

Keno Hill

At Keno Hill one definition drilling rig continued to define and expand the Arctic Zone mineralization at the Bermingham Mine.  One intercept into the Footwall Vein returned 179.2 oz/ton silver, 1.5% zinc, 6.1% lead over 14.2 feet, upgrading the resource. Another intercept into the Bermingham Vein returned 36.4 oz/ton silver, 3.4 % zinc and 3.4% lead over 21.4 feet expanding the resource 140 feet from the previous boundary.

EXPLORATION PROGRAMS

Greens Creek

Surface exploration assay results received from drilling at the Gallagher Fault Block, West Gallagher, and East Ore Offset targets. Notable assay results from the West Gallagher Zone drilling include 1.0 oz/ton silver, 1.09 oz/ton gold, 0.8% zinc, and 0.1% lead over 1.1 feet. Follow up offset drilling of this high-grade gold intercept is being evaluated.

In January the U.S Forest Service approved the five-year plan of operations for the Company’s Greens Creek Surface Exploration Project. The FONSI and Decision Notice authorizes testing of existing mineralized targets and identification of new targets not accessible from underground operations. Inclusion of this project on the FAST-41 Transparency List acknowledges the strategic importance of identifying domestic sources of critical minerals and responsibly producing them.

Nevada Exploration

Follow-up exploration drilling of the high-grade intercept at the Sinter Offset Vein area (previously reported in November 2025) returned a second high-grade intercept, located 720 feet SE of initial intercept, at similar elevation. Drillhole DMC-475 returned 0.46 oz/ton gold and 0.9 oz/ton silver over 6.1 feet, including 1.31 oz/ton gold and 2.4 oz/ton silver over 2.0 feet, from a 2.0-foot, well-developed, multiphase quartz breccia within a 6.1-foot structure. Follow-up offset drilling is in progress, and this mineralization is open for expansion in all directions.

Detailed definition drill assay highlights can be found in Table C at the end of this release.

CASA BERARDI TRANSACTION

The reserves and resources described herein include those of Hecla's subsidiary, HQI, including the Casa Berardi mine. On January 26, 2026, Hecla announced it had entered into an agreement to sell HQI to Orezone Gold Corporation. If the sale closes, as expected, the reserves and resources associated with HQI, including at Casa Berardi and the Heva and Hosco exploration projects, would no longer be the property of Hecla. There is no assurance the transaction will close, and readers should refer to Hecla's SEC filings, including risk factors disclosed in its 10-Q and 10-K filings and the risk factors therein. Please refer to the Company's news release titled "Hecla Mining Company Announces Sale of Casa Berardi for up to $593 Million" for further details.

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE: HL) is the largest silver producer in the United States and Canada. In addition to operating mines in Alaska, Idaho, and Quebec, Canada, the Company is developing a mine in the Yukon, Canada, and owns a number of exploration and pre-development projects in world-class silver and gold mining districts throughout North America.

For further information, please contact:

Mike Parkin

Vice President - Strategy and Investor Relations

Cheryl Turner

Investor Relations Coordinator

Investor Relations

Email: hmc-info@hecla.com

Website: http://www.hecla.com

Cautionary Statements to Investors on Reserves and Resources

This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws, including Canadian securities laws. Words such as "may", "will", "should", "expects", "intends", "projects", "believes", "estimates", "targets", "anticipates" and similar expressions are used to identify these forward-looking statements.

Such forward-looking statements may include, without limitation: (i) in 2026, the Company plans to invest nearly double the 2025 investment in exploration and pre-development, focused on Nevada, Greens Creek, Keno Hill and Lucky Friday, with the goal of replacing or exceeding annual reserve depletion; (ii) mining experience at Keno Hill has led to refined modeling metrics which should improve technical accuracy and data interpretation; (iii) drilling at Keno Hill continues to upgrade and expand resources; (iv) elevated investment at the Company’s core assets positions it to more than replace reserves on a go-forward basis and sustain the industry’s best average reserve mine life; (v) in Nevada, Midas has identified compelling high-grade discovery targets with significant upside; (vi) with the increased resources we're deploying in 2026, the Company is confident in its ability to more than replace reserves annually while advancing transformative discoveries within its district-scale properties; (vii) guidance for 2026 calls for $55 million investment in exploration and pre-development; (viii) drilling programs at Greens Creek and Keno Hill continue to define and expand mineralization near resource boundaries, converting Inferred resources and identifying additional reserve extension opportunities; (ix) follow-up offset drilling is in progress, and the mineralization at Midas is open for expansion in all directions; and (x) on January 26, 2026, Hecla announced it had entered into an agreement to sell HQI to Orezone Gold Corporation. If the sale closes, as expected, the reserves and resources associated with HQI, including at Casa Berardi and the Heva and Hosco exploration projects, would no longer be the property of Hecla.

The material factors or assumptions used to develop such forward-looking statements or forward-looking information include that the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated, to which the Company’s operations are subject. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect, which could cause actual results to differ from forward-looking statements. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company’s projects being consistent with current expectations and mine plans; (iii) political/regulatory developments in any jurisdiction in which the Company operates being consistent with its current expectations; (iv) the exchange rate for the USD/CAD being approximately consistent with current levels; (v) certain price assumptions for gold, silver, lead and zinc; (vi) prices for key supplies being approximately consistent with current levels; (vii) the accuracy of our current mineral reserve and mineral resource estimates; (viii) there being no significant changes to the availability of employees, vendors and equipment; (ix) the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated; (x) counterparties performing their obligations under hedging instruments and put option contracts; (xi) sufficient workforce is available and trained to perform assigned tasks; (xii) weather patterns and rain/snowfall within normal seasonal ranges so as not to impact operations; (xiii) relations with interested parties, including First Nations and Native Americans, remain productive; (xiv) maintaining availability of water rights; (xv) factors do not arise that reduce available cash balances; and (xvi) there being no material increases in our current requirements to post or maintain reclamation and performance bonds or collateral related thereto. In addition, material risks that could cause actual results to differ from forward-looking statements include but are not limited to: (i) gold, silver and other metals price volatility; (ii) operating risks; (iii) currency fluctuations; (iv) increased production costs and variances in ore grade or recovery rates from those assumed in mining plans; (v) community relations; and (vi) litigation, political, regulatory, labor and environmental risks. For additional information regarding risks and uncertainties that may affect expected future results, please refer to the Company’s 2024 Form 10-K filed on February 13, 2025, and its Quarterly Reports on Form 10-Q filed on May 1, 2025, August 6, 2025, and November 5, 2025. The Company undertakes no obligation, and has no intention, to update forward-looking statements other than as may be required by law.

Qualified Person (QP)

Kurt D. Allen, MSc., CPG, VP-Exploration of Hecla Mining Company, Paul W. Jensen, MSc., CPG, Chief Geologist of Hecla Limited, and Matt Blattman, P.E., RM-SME, MMSA, VP-Technical Services serve as Qualified Persons under S-K 1300 and NI 43-101 for Hecla’s mineral projects. Mr. Allen supervised the preparation of the scientific and technical information concerning exploration activities while Mr. Jensen supervised the preparation of mineral resources for this news release. Mr. Blattman supervised the preparation of the mineral reserves for this news release. Technical Report Summaries for the Company’s Greens Creek, Lucky Friday, Casa Berardi and Keno Hill properties are filed as exhibits 96.1 - 96.4, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and are available at www.sec.gov. Information regarding data verification, surveys and investigations, quality assurance program and quality control measures and a summary of analytical or testing procedures for (i) the Greens Creek Mine are contained in its Technical Report Summary and in its NI 43-101 technical report titled “Technical Report for the Greens Creek Mine” effective date December 31, 2018, (ii) the Lucky Friday Mine are contained in its Technical Report Summary and in its NI 43-101 technical report titled “Technical Report for the Lucky Friday Mine Shoshone County, Idaho, USA” effective date April 2, 2014, (iii) Casa Berardi are contained in its Technical Report Summary and in its NI 43-101 technical report titled “Technical Report on the Casa Berardi Mine, Northwestern Quebec, Canada” effective date December 31, 2023, (iv) Keno Hill is contained in its Technical Report Summary titled “S-K 1300 Technical Report Summary on the Keno Hill Mine, Yukon, Canada” and in its NI 43-101 technical report titled “Technical Report on the Keno Hill Mine, Yukon, Canada” effective date December 31, 2023, and (v) the San Sebastian Mine, Mexico, are contained in a NI 43-101 technical report prepared for Hecla titled “Technical Report for the San Sebastian Ag-Au Property, Durango, Mexico” effective date September 8, 2015. Also included in each Technical Report Summary and technical report listed above is a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant factors. Information regarding data verification, surveys and investigations, quality assurance program and quality control measures and a summary of sample, analytical or testing procedures are contained in NI 43-101 technical reports prepared for Klondex Mines Ltd. for (i) the Fire Creek Mine (technical report dated March 31, 2018), (ii) the Hollister Mine (technical report dated May 31, 2017, amended August 9, 2017), and (iii) the Midas Mine (technical report dated August 31, 2014, amended April 2, 2015). Information regarding data verification, surveys and investigations, quality assurance program and quality control measures and a summary of sample, analytical or testing procedures are contained in a NI 43-101 technical reports prepared for ATAC Resources Ltd. for (i) the Osiris Project (technical report dated July 28, 2022) and (ii) the Tiger Project (technical report dated February 27, 2020). Copies of these technical reports are available under the SEDAR profiles of Klondex Mines Unlimited Liability Company and ATAC Resources Ltd., respectively, at www.sedar.com (the Fire Creek technical report is also available under Hecla’s profile on SEDAR). Mr. Jensen reviewed and verified information regarding drill sampling, data verification of all digitally collected data, drill surveys and specific gravity determinations relating to all the mines. The review encompassed quality assurance programs and quality control measures including analytical or testing practice, chain-of-custody procedures, sample storage procedures and included independent sample collection and analysis. This review found the information and procedures meet industry standards and are adequate for Mineral Resource and Mineral Reserve estimation and mine planning purposes.

Table A

Year-End 2025 Reserves

Asset	Tons (000)	Silver (oz/ton)	Gold (oz/ton)	Lead %	Zinc %	Silver (000 oz)	Gold (000 oz)	Lead Tons	Zinc Tons
Proven Reserves: (1)
Greens Creek (2,3)	13	23.9	0.120	3.0	7.8	309	1	390	1,000
Lucky Friday (2,4)	4,747	11.8	—	7.5	3.8	56,096	—	355,370	181,180
Casa Berardi Underground (2,5)	112	-	0.134	—	—	—	15	—	—
Casa Berardi Open Pit(2,5)	6,031	-	0.074	—	—	—	448	—	—
Keno Hill(2,6)	9	23.5	—	2.4	6.2	235	—	220	600
Total Proven	10,912					56,640	464	355,980	182,780
Probable Reserves: (7)
Greens Creek (2,3)	10,166	10.4	0.083	2.3	6.3	105,788	841	237,730	637,130
Lucky Friday (2,4)	1,636	9.5	—	6.0	3.7	15,493	—	97,590	60,710
Casa Berardi Underground (2,5)	420	—	0.152	—	—	—	64	—	—
Casa Berardi Open Pit(2,5)	7,515	—	0.084	—	—	—	631	—	—
Keno Hill(2,6)	2,104	25.3	0.007	2.9	2.9	53,172	16	61,600	61,230
Total Probable	21,841					174,453	1,552	396,920	759,070
Proven and Probable Reserves: (1,7)
Greens Creek (2,3)	10,179	10.4	0.083	2.3	6.3	106,097	842	238,120	638,130
Lucky Friday (2,4)	6,383	11.2	—	7.1	3.8	71,589	—	452,960	241,890
Casa Berardi Underground (2,5)	532	—	0.148	—	—	—	79	—	—
Casa Berardi Open Pit(2,5)	13,546	—	0.080	—	—	—	1,079	—	—
Keno Hill(2,6)	2,113	25.3	0.007	2.9	2.9	53,407	16	61,820	61,830
Total Proven and Probable	32,753					231,093	2,016	752,900	941,850

(1)

The term “reserve” means an estimate of tonnage and grade or quality of indicated and measured mineral resources that, in the opinion of the qualified person, can be the basis of an economically viable project. More specifically, it is the economically mineable part of a measured or indicated mineral resource, which includes diluting materials and allowances for losses that may occur when the material is mined or extracted. The term “proven reserves” means the economically mineable part of a measured mineral resource and can only result from conversion of a measured mineral resource.  See footnotes 8 and 9 below.

(2)

Mineral reserves are based on $25.00/oz silver, $2,100/oz gold, $0.90/lb lead, $1.15/lb zinc, unless otherwise stated. All Mineral Reserves are reported in-situ with estimates of mining dilution and mining loss.

(3)	The reserve NSR cut-off values for Greens Creek are $275/ton for all zones; metallurgical recoveries (actual 2025): 79.3% for silver, 74% for gold, 82.6% for lead, and 88.8% for zinc.

(4)	The reserve NSR cut-off values for Lucky Friday are $280/ton for all veins; metallurgical recoveries (actual 2025): 94.5% for silver, 94.3% for lead, and 85.1% for zinc.

(5)

The average reserve cut-off grades at Casa Berardi are 0.11 oz/ton gold (3.8 g/tonne) underground and 0.03 oz/ton gold (0.97 g/tonne) for open pit. Metallurgical recovery (actual 2025): 87% for gold; US$/CAN$ exchange rate: 1:1.35.

(6)	The reserve NSR cut-off value at Keno Hill is $336/ton (CAN$500/tonne), Metallurgical recovery (actual 2025): 96.2% for silver, 94% for lead, 81% for zinc; US$/CAN$ exchange rate: 1:1.35.

(7)	The term “probable reserves” means the economically mineable part of an indicated and, in some cases, a measured mineral resource. See footnotes 9 and 10 below.

The following table summarizes the in-situ mineral resources (8) for all properties, exclusive of mineral reserves, as of December 31, 2025:

Table B

Year-End 2025 Resources

Asset	Tons (000)	Silver (oz/ton)	Gold (oz/ton)	Lead %	Zinc %	Copper %	Silver (000 oz)	Gold (000 oz)	Lead Tons	Zinc Tons	Copper Tons
Measured Resources: (9)
Greens Creek (12,13)	—	—	—	—	—	—	—	—	—	—	—
Lucky Friday (12,14)	1,806	11.8	—	7.4	2.1	—	21,328	—	134,280	37,610	—
Casa Berardi Underground (12,15)	1,306	—	0.199	—	—	—	—	260	—	—	—
Casa Berardi Open Pit (12,15)	2,891	—	0.083	—	—	—	—	239	—	—	—
Keno Hill (12,16)	—	—	—	—	—	—	—	—	—	—	—
San Sebastian - Oxide (17)	—	—	—	—	—	—	—	—	—	—	—
San Sebastian - Sulfide (17)	—	—	—	—	—	—	—	—	—	—	—
Fire Creek (18,19)	—	—	—	—	—	—	—	—	—	—	—
Hollister (18,20)	—	—	—	—	—	—	—	—	—	—	—
Midas (18,21)	—	—	—	—	—	—	—	—	—	—	—
Heva (22)	—	—	—	—	—	—	—	—	—	—	—
Hosco (22)	—	—	—	—	—	—	—	—	—	—	—
Star (12,23)	—	—	—	—	—	—	—	—	—	—	—
Rackla - Tiger Underground (29)	32	—	0.060	—	—	—	—	2	—	—	—
Rackla - Tiger Open Pit (29)	881	—	0.085	—	—	—	—	75	—	—	—
Rackla - Osiris Underground (30)	—	—	—	—	—	—	—	—	—	—	—
Rackla - Osiris Open Pit (30)	—	—	—	—	—	—	—	—	—	—	—
Total Measured	6,916						21,328	576	134,280	37,610	—

	Tons (000)	Silver (oz/ton)	Gold (oz/ton)	Lead%	Zinc%	Copper%	Silver (000 oz)	Gold (000 oz)	Lead Tons	Zinc Tons	Copper Tons
Indicated Resources: (10)
Greens Creek (12,13)	5,844	15.2	0.112	3.4	8.9	—	88,655	653	200,430	522,550	—
Lucky Friday (12,14)	1,619	11.9	—	6.2	1.5	—	19,213	—	100,200	24,850	—
Casa Berardi Underground (12,15)	3,555	—	0.167	—	—	—	—	595	—	—	—
Casa Berardi Open Pit (12,15)	1,123	—	0.078	—	—	—	—	88	—	—	—
Keno Hill (12,16)	583	24.1	0.009	2.5	6.3	—	14,039	5	14,460	36,710	—
San Sebastian - Oxide (17)	1,435	6.2	0.091	—	—	—	8,889	130	—	—	—
San Sebastian - Sulfide (17)	1,145	5.4	0.013	2.0	3.1	1.3	6,155	15	23,290	35,600	15,080
Fire Creek (18,19)	186	0.9	0.380	—	—	—	158	71	—	—	—
Hollister (18,20)	95	2.4	0.547	—	—	—	227	52	—	—	—
Midas (18,21)	100	5.3	0.394	—	—	—	536	40	—	—	—
Heva (22)	1,371	—	0.043	—	—	—	—	59	—	—	—
Hosco (22)	33,584	—	0.033	—	—	—	—	1,120	—	—	—
Star (12,23)	375	4.7	—	9.9	10.5	—	1,744	—	37,110	39,330	—
Rackla - Tiger Underground (29)	960	—	0.079	—	—	—	—	76	—	—	—
Rackla - Tiger Open Pit (29)	3,116	—	0.100	—	—	—	—	311	—	—	—
Rackla - Osiris Underground (30)	927	—	0.133	—	—	—	—	123	—	—	—
Rackla - Osiris Open Pit (30)	4,843	—	0.119	—	—	—	—	577	—	—	—
Total Indicated	60,861						139,616	3,915	375,490	659,040	15,080

	Tons (000)	Silver (oz/ton)	Gold (oz/ton)	Lead %	Zinc %	Copper %	Silver (000 oz)	Gold (000 oz)	Lead Tons	Zinc Tons	Copper Tons
Measured and Indicated Resources:
Greens Creek (12,13)	5,844	15.2	0.11	3.4	8.9	—	88,655	653	200,430	522,550	—
Lucky Friday (12,14)	3,425	11.8	—	6.8	1.8	—	40,541	—	234,480	62,460	—
Casa Berardi Underground (12,15)	4,861	—	0.176	—	—	—	—	855	—	—	—
Casa Berardi Open Pit (12,15)	4,014	—	0.081	—	—	—	—	327	—	—	—
Keno Hill (12,16)	583	24.1	0.009	2.5	6.3	—	14,039	5	14,460	36,710	—
San Sebastian - Oxide (17)	1,435	6.2	0.091	—	—	—	8,889	130	—	—	—
San Sebastian - Sulfide (17)	1,145	5.4	0.013	2.0	3.1	1.3	6,155	15	23,290	35,600	15,080
Fire Creek (18,19)	186	0.9	0.380	—	—	—	158	71	—	—	—
Hollister (18,20)	95	2.4	0.547	—	—	—	227	52	—	—	—
Midas (18,21)	100	5.3	0.394	—	—	—	536	40	—	—	—
Heva (22)	1,371	—	0.043	—	—	—	—	59	—	—	—
Hosco (22)	33,584	—	0.033	—	—	—	—	1,120	—	—	—
Star (12,23)	375	4.7	—	9.9	10.5	—	1,744	—	37,110	39,330	—
Rackla - Tiger Underground (29)	992	—	0.079	—	—	—	—	78	—	—	—
Rackla - Tiger Open Pit (29)	3,997	—	0.097	—	—	—	—	386	—	—	—
Rackla - Osiris Underground (30)	927	—	0.133	—	—	—	—	123	—	—	—
Rackla - Osiris Open Pit (30)	4,843	—	0.119	—	—	—	—	577	—	—	—
Total Measured and Indicated	67,777						160,944	4,491	509,770	696,650	15,080

	Tons (000)	Silver (oz/ton)	Gold (oz/ton)	Lead %	Zinc %	Copper %	Silver (000 oz)	Gold (000 oz)	Lead Tons	Zinc Tons	Copper Tons
Inferred Resources: (11)
Greens Creek (12,13)	1,431	16.3	0.107	3.2	8.0	—	23,314	153	45,720	113,910	—
Lucky Friday (12,14)	2,238	11.6	—	8.6	2.9	—	26,033	—	192,010	65,770	—
Casa Berardi Underground (12,15)	2,109	—	0.205	—	—	—	—	432	—	—	—
Casa Berardi Open Pit (12,15)	647	—	0.094	—	—	—	—	61	—	—	—
Keno Hill (12,16)	662	16.7	0.005	1.9	3.8	—	11,044	4	12,450	25,350	—
San Sebastian - Oxide (17)	2,746	6.5	0.057	—	—	—	17,829	156	—	—	—
San Sebastian - Sulfide (17)	312	4.3	0.013	1.8	2.6	1.0	1,354	4	5,490	8,130	2,990
Fire Creek (18,19)	1,108	0.5	0.433	—	—	—	501	479	—	—	—
Fire Creek - Open Pit (24)	74,584	0.1	0.029	—	—	—	5,232	2,178	—	—	—
Hollister (18,20)	821	2.6	0.376	—	—	—	2,145	309	—	—	—
Midas (18,21)	1,665	5.1	0.413	—	—	—	8,466	687	—	—	—
Heva (22)	2,269	—	0.070	—	—	—	—	159	—	—	—
Hosco (22)	17,228	—	0.031	—	—	—	—	532	—	—	—
Star (12,23)	667	4.9	—	9.4	9.2	—	3,245	—	62,810	61,440	—
San Juan Silver (12,25)	2,310	15.9	0.011	1.4	1.1	—	36,760	26	49,270	40,310	—
Monte Cristo (26)	576	0.2	0.183	—	—	—	135	106	—	—	—
Rock Creek (12,27)	99,258	1.5	—	—	—	0.7	148,291	—	—	—	656,060
Libby Exploration (12,28)	112,185	1.6	—	—	—	0.7	183,346	—	—	—	759,420
Rackla - Tiger Underground (29)	153	—	0.069	—	—	—	—	11	—	—	—
Rackla - Tiger Open Pit (29)	30	—	0.051	—	—	—	—	2	—	—	—
Rackla - Osiris Underground (30)	4,398	—	0.117	—	—	—	—	515	—	—	—
Rackla - Osiris Open Pit (30)	5,919	—	0.089	—	—	—	—	529	—	—	—
Total Inferred	333,316						467,695	6,343	367,750	314,910	1,418,470

(8)

The term "mineral resources" means a concentration or occurrence of material of economic interest in or on the Earth's crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction. A mineral resource is a reasonable estimate of mineralization, taking into account relevant factors such as cut-off grade, likely mining dimensions, location or continuity, that, with the assumed and justifiable technical and economic conditions, is likely to, in whole or in part, become economically extractable. It is not merely an inventory of all mineralization drilled or sampled.

(9)

The term "measured resources" means that part of a mineral resource for which quantity and grade or quality are estimated on the basis of conclusive geological evidence and sampling. The level of geological certainty associated with a measured mineral resource is sufficient to allow a qualified person to apply modifying factors in sufficient detail to support detailed mine planning and final evaluation of the economic viability of the deposit. Because a measured mineral resource has a higher level of confidence than the level of confidence of either an indicated mineral resource or an inferred mineral resource, a measured mineral resource may be converted to a proven mineral reserve or to a probable mineral reserve.

(10)

The term "indicated resources" means that part of a mineral resource for which quantity and grade or quality are estimated on the basis of adequate geological evidence and sampling. The level of geological certainty associated with an indicated mineral resource is sufficient to allow a qualified person to apply modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Because an indicated mineral resource has a lower confidence level than a measured mineral resource, an indicated mineral resource may only be converted to a probable mineral reserve.

(11)

The term "inferred resources" means that part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. The level of geological uncertainty associated with an inferred mineral resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Because an inferred mineral resource has the lowest level of geological confidence of all mineral resources, which prevents the application of the modifying factors in a manner useful for evaluation of economic viability, an inferred mineral resource may not be considered when assessing the economic viability of a mining project and may not be converted to a mineral reserve.

(12)	Mineral resources are based on $2,250/oz gold, $26.00/oz silver, $0.90/lb lead, $1.20/lb zinc and $4.00/lb copper, unless otherwise stated.

(13)	The resource NSR cut-off values for Greens Creek is $275/ton for all zones; metallurgical recoveries (actual 2025): 79.3% for silver, 74% for gold, 82.6% for lead, and 88.8% for zinc.

(14)	The resource NSR cut-off value for Lucky Friday is $280/ton; metallurgical recoveries (actual 2025): 94.5% for silver, 94.3% for lead, and 85.1% for zinc.

(15)

The average resource cut-off grades at Casa Berardi are 0.10 oz/ton gold (3.6 g/tonne) for underground and 0.03 oz/ton gold (0.90 g/tonne) for open pit; metallurgical recovery (actual 2025): 87% for gold; US$/CAD$ exchange rate: 1:1.35.

(16)

The resource NSR cut-off value at Keno Hill is $336/ton (CAD$500/tonne); using minimum width of 4.5 feet (1.5m); metallurgical recovery (actual 2025): 96.2% for silver, 94% for lead, 81% for zinc; US$/CAD$ exchange rate: 1:1.35.

(17)

Mineral resources for underground zones at San Sebastian reported at a cut-off grade of $163.29/ton ($180/tonne), open pit resources reported at a cut-off value of $74.84/ton ($82.50/tonne); Metallurgical recoveries based on grade dependent recovery curves: recoveries at the mean resource grade average 89% for silver and 84% for gold for oxide material and 85% for silver, 83% for gold, 81% for lead, 86% for zinc, and 83% for copper for sulfide material. Resources reported at a minimum mining width of 8.2 feet (2.5m) for Middle Vein, North Vein, and East Francine, 6.5ft (1.98m) for El Toro, El Bronco, and El Tigre, and 4.9 feet (1.5 m) for Hugh Zone and Andrea.

(18)	Mineral resources for Fire Creek, Hollister and Midas are reported using a minimum mining width of four feet or the vein true thickness plus two feet, whichever is greater.

(19)	Fire Creek underground mineral resources are reported at a gold equivalent cut-off grade of 0.228 oz/ton. Metallurgical recoveries: 90% for gold and 70% for silver.

(20)	Hollister mineral resources, including the Hatter Graben are reported at a gold equivalent cut-off grade of 0.191 oz/ton. Metallurgical recoveries: 88% for gold and 66% for silver.

(21)

Midas mineral resources are reported at a gold equivalent cut-off grade of 0.183 oz/ton. Metallurgical recoveries: 90% for gold and 70% for silver. Inferred resources for the Sinter Zone are reported undiluted.

(22)

Mineral resources at Heva and Hosco are based on a gold cut-off grade of 0.008 oz/ton (0.277 g/tonnes) for open pit and 0.102 oz/ton (3.5 g/tonne) for underground and metallurgical recoveries of 95% for gold at Heva and 81.5% and 87.7% for gold at Hosco depending on zone. Heva and Hosco resources are diluted 20% and reported using a 7% mining loss.

(23)

Indicated and Inferred resources at the Star property are reported using a minimum mining width of 4.3 feet and an NSR cut-off value of $280/ton; Metallurgical recovery: 93% for silver, 93% for lead, and 87% for zinc.

(24)

Inferred open-pit resources for Fire Creek calculated November 30, 2017, using gold and silver recoveries of 65% and 30% for oxide material and 60% and 25% for mixed oxide-sulfide material. Indicated Resources reclassified as Inferred in 2019. Open pit resources are calculated at $1,400 gold and $19.83 silver and cut-off grade of 0.01 Au Equivalent oz/ton and is inclusive of 10% mining dilution and 5% ore loss. Open pit mineral resources exclusive of underground mineral resources. NI43-101 Technical Report for the Fire Creek Project, Lander County, Nevada; Effective Date March 31, 2018; prepared by Practical Mining LLC, Mark Odell, P.E. for Hecla Mining Company, June 28, 2018.

(25)

Inferred resources reported at a minimum mining width of 6.0 feet for Bulldog and an NSR cut-off value of $206/ton and 5.0 feet for Equity and North Amethyst veins at an NSR cut-off value of $206/ton; Metallurgical recoveries based on grade dependent recovery curves; metal recoveries at the mean resource grade average 89% silver, 74% lead, and 81% zinc for the Bulldog and a constant 85% gold and 85% silver for North Amethyst and Equity.

(26)	Inferred resource at Monte Cristo reported at a minimum mining width of 5.0 feet and a 0.094 oz/ton gold cut-off grade. Metallurgical recovery: 85% for gold and 85% for silver.

(27)

Inferred resource at Rock Creek reported at a minimum thickness of 15 feet and an NSR cut-off value of $35.10/ton; Metallurgical recoveries: 88% for silver and 92% for copper. Resources adjusted based on mining restrictions as defined by U.S. Forest Service, Kootenai National Forest in the June 2003 'Record of Decision, Rock Creek Project'.

(28)

Inferred resource at Libby reported at a minimum thickness of 15 feet and an NSR cut-off value of $35.10/ton NSR; Metallurgical recoveries: 88% for silver and 92% copper. Resources adjusted based on mining restrictions as defined by U.S. Forest Service, Kootenai National Forest, Montana DEQ in December 2015 'Joint Final EIS, Montanore Project' and the February 2016 U.S Forest Service - Kootenai National Forest 'Record of Decision, Montanore Project'.

(29)

Mineral resources at the Rackla-Tiger Project are based on a gold price of $1,650/oz, metallurgical recovery of 95% for gold, and cut-off grades of 0.02 oz/ton gold for the open pit portion of the resources and 0.04 oz/ton gold for the underground portions of the resources; US$/CAD$ exchange rate: 1:1.3.

(30)

Mineral resources at the Rackla-Osiris Project are based on a gold price of $1,850/oz, metallurgical recovery of 83% for gold, and cut-off grades of 0.03 oz/ton gold for the open pit portion of the resources and 0.06 oz/ton gold for the underground portions of the resources; US$/CAD$ exchange rate: 1:1.3.

Table C

Assay Results - Q4 2025

Greens Creek (Alaska)

	Zone	Drillhole Number	Drillhole Azm/Dip	Sample From (feet)	Sample To (feet)	True Width (feet)	Silver (oz/ton)	Gold (oz/ton)	Lead (%)	Zinc (%)	Depth From Mine Portal (feet)
Underground Definition	EAST	GC-6674	69/-3	319.0	336.2	16.1	7.5	0.03	3.6	12.6	668
	EAST	GC-6677	75/-6	332.3	336.8	4.0	8.4	0.06	3.4	10.9	-743
	EAST	GC-6681	78/5	401.6	408.2	6.1	20.1	0.03	1.4	3.5	732
	EAST	GC-6692	65/23	454.6	481.4	20.8	17.3	0.10	4.8	5.2	879
	EAST	GC-6696	61/21	461.0	474.6	10.5	11.9	0.07	0.9	3.7	845
	EAST	GC-6711	293/-79	335.0	354.2	15.2	10.3	0.04	1.6	2.9	376
	EAST	GC-6712	66/28	522.3	540.0	8.4	6.3	0.06	1.6	4.5	953
	EAST	GC-6713	315/74	181.5	182.5	1.0	12.3	0.01	5.9	11.2	76
	EAST	GC-6713	315/74	186.4	187.4	1.0	7.4	0.01	3.2	6.1	81
	EAST	GC-6713	315/74	204.6	206.0	1.4	30.8	0.32	2.0	3.7	98
	EAST	GC-6713	315/74	214.0	215.1	1.1	16.7	0.01	2.3	4.7	107
	EAST	GC-6714	115/-42	194.5	214.0	17.7	91.2	0.21	4.5	9.2	507
	EAST	GC-6719	341/56	238.5	244.0	5.2	7.2	0.02	3.6	5.4	141
	EAST	GC-6719	341/56	260.6	264.0	3.2	7.1	0.07	5.7	10.6	141
	EAST	GC-6719	341/56	284.5	296.9	11.8	2.9	0.01	9.4	22.6	141
	EAST	GC-6719	341/56	334.4	342.0	7.5	22.1	0.02	9.8	27.2	181
	EAST	GC-6721	51/4	221.0	236.0	11.7	21.7	0.23	4.2	6.9	732
	EAST	GC-6721	51/4	265.5	272.8	6.6	9.0	0.03	8.1	29.5	737
	EAST	GC-6722	346/63	204.4	205.5	0.4	3.3	0.04	4.3	13.0	100
	EAST	GC-6722	346/63	209.2	210.2	0.4	6.2	0.01	4.3	11.8	100
	EAST	GC-6722	346/63	212.7	213.7	0.4	2.8	0.01	5.9	14.3	100
	EAST	GC-6722	346/63	217.0	220.3	1.3	5.4	0.01	5.7	13.3	100
	EAST	GC-6722	346/63	224.1	226.5	0.9	4.4	0.02	5.8	14.6	100
	EAST	GC-6723	47/-30	199.3	211.4	11.8	37.2	0.11	3.8	5.7	614
	EAST	GC-6723	47/-30	230.2	237.7	7.2	7.3	0.02	1.6	2.7	599
	EAST	GC-6724	5/48	311.3	328.0	16.7	9.6	0.03	1.1	4.7	133
	EAST	GC-6725	9/58	265.3	270.9	5.6	15.7	0.09	3.2	7.4	75
	EAST	GC-6726	73/20	436.0	443.8	5.9	10.9	0.01	1.5	3.1	850
	EAST	GC-6726	73/20	447.3	451.3	3.0	9.6	0.04	1.6	4.0	850
	EAST	GC-6726	73/20	457.6	465.2	5.8	6.6	0.07	1.0	3.6	850
	EAST	GC-6727	64/-4	281.1	289.4	7.7	247.3	1.94	12.1	22.7	699
	EAST	GC-6728	64/7	301.2	302.2	0.8	13.2	0.14	2.1	1.2	750
	EAST	GC-6729	29/61	239.0	241.6	2.6	12.8	0.02	8.7	20.3	109
	EAST	GC-6730	74/2	260.2	262.3	1.5	50.6	0.21	6.7	13.4	719
	EAST	GC-6730	74/2	269.4	271.1	1.2	14.3	0.03	2.6	6.2	719
	EAST	GC-6730	74/2	280.7	286.9	4.5	18.2	0.03	2.6	7.8	719
	EAST	GC-6731	73/7	396.1	401.5	3.9	10.6	0.02	1.1	4.7	750
	EAST	GC-6732	77/-19	226.6	234.0	7.1	53.5	0.37	4.1	8.2	636
	EAST	GC-6732	77/-19	242.0	243.3	1.3	13.9	0.01	1.4	2.8	630
	EAST	GC-6734	78/26	476.2	487.0	7.6	9.3	0.04	1.5	3.7	893
	EAST	GC-6735	108/75	166.2	179.5	13.2	15.3	0.06	2.4	5.5	66
	EAST	GC-6737	79/21	448.5	460.0	10.2	7.8	0.05	1.3	3.1	844
	EAST	GC-6737	79/21	469.3	472.5	2.9	14.5	0.19	2.7	8.1	849
	Gallagher	GC-6669	118/-88	470.1	480.6	7.5	12.0	0.05	0.2	0.4	-1192
	Gallagher	GC-6670	243/40	46.5	49.5	2.9	2.0	0.02	5.1	10.5	-675
	Gallagher	GC-6671	21/72	86.8	91.8	4.5	5.3	0.01	3.0	5.8	-556
	Gallagher	GC-6676	280/66	84.5	87.6	3.1	23.0	0.02	4.4	8.9	-567
	Gallagher	GC-6680	252/5	50.8	57.4	6.6	17.9	0.01	1.7	3.3	-647
	Gallagher	GC-6683	247/78	71.2	90.3	19.1	16.9	0.02	0.9	1.9	-565
	Gallagher	GC-6685	222/8	90.0	94.2	3.2	1.5	0.05	3.7	6.6	-642
	Gallagher	GC-6687	150/62	68.7	74.0	3.1	11.5	0.01	2.4	4.5	-585
	Gallagher	GC-6688	96/50	95.2	96.6	1.3	4.1	0.02	3.4	6.7	-594
	Gallagher	GC-6694	307/42	159.5	161.8	1.4	16.4	0.03	3.9	7.5	-544
	Gallagher	GC-6695	331/62	88.0	93.0	5.0	8.4	0.03	1.6	3.2	-564
	Gallagher	GC-6700	35/43	121.0	124.4	3.0	8.2	0.00	2.1	4.2	-562
	Gallagher	GC-6701	60/73	76.8	84.0	7.1	9.7	0.02	2.1	4.4	-571
	Gallagher	GC-6702	61/44	94.6	109.5	11.6	7.2	0.01	2.5	5.1	-576
	Gallagher	GC-6702	61/44	117.0	122.0	4.3	11.0	0.01	2.0	4.1	-566
	Gallagher	GC-6704	136/25	101.5	138.6	36.1	5.5	0.06	1.8	4.2	-605
	Gallagher	GC-6706	165/31	119.9	124.8	3.2	8.5	0.05	2.1	5.0	-589
	Gallagher	GC-6707	185/31	127.1	133.6	6.2	6.0	0.01	2.7	5.9	-592
	Gallagher	GC-6709	194/51	90.0	94.3	4.1	3.7	0.01	4.0	8.8	-582
	SWB	GC-6709	194/51	90.0	94.3	4.1	3.7	0.01	4.0	8.8	-582
	West	GC-6710	265/79	36.0	55.0	18.6	9.5	0.05	1.9	4.9	-59
	West	GC-6713	315/74	38.3	45.4	6.9	14.8	0.18	2.0	4.1	-44
	West	GC-6713	315/74	54.7	58.9	4.1	4.6	0.01	5.9	12.2	-44
	West	GC-6715	320/62	55.2	58.8	2.3	5.3	0.01	7.3	14.7	-79
	West	GC-6719	341/56	75.0	76.1	0.4	16.1	0.02	13.3	25.9	-38
	West	GC-6722	346/63	68.0	69.0	0.6	2.4	0.01	7.0	11.2	-40
Surface Exploration	West Gallagher	PS-502	172/-78	3426.3	3427.7	1.4	0.3	0.09	0.0	1.1	8400
	West Gallagher	PS-502	172/-78	3687.1	3688.2	1.1	1.0	1.09	0.1	0.8	8400
	East Ore Offset	PS-504	243/-85	44.5	45.6	1.1	0.0	0.00	0.0	3.6	2800

Keno Hill (Yukon)

	Zone	Drillhole Number	Drillhole Azm/Dip	Sample From (feet)	Sample To (feet)	True Width (feet)	Silver (oz/ton)	Gold (oz/ton)	Lead (%)	Zinc (%)	Depth From Surface (feet)
Underground Definition	Bermingham, Footwall Vein	BMUG25-233	167/-12	231.3	234.7	2.6	86.4	0.01	9.2	10.8	1004
	Bermingham, Footwall Vein	Including		231.3	233.4	1.6	135.7	0.01	13.1	16.7	1004
	Bermingham, Footwall Vein	BMUG25-235	180/-2	259.2	283.1	15.7	54.3	0.00	5.2	3.1	965
	Bermingham, Footwall Vein	Including		275.4	280.5	3.3	117.0	0.01	6.3	0.2	965
	Bermingham, Footwall Vein	BMUG25-236	180/-14	294.3	313.2	11.1	87.6	0.01	4.3	2.2	1040
	Bermingham, Footwall Vein	Including		294.3	298.6	2.5	341.4	0.03	18.1	6.8	1040
	Bermingham, Footwall Vein	Including		310.0	313.2	1.8	27.7	0.00	0.3	0.1	1040
	Bermingham, Footwall Vein	BMUG25-238	171/-2	230.1	246.3	14.2	179.2	0.02	6.1	1.5	978
	Bermingham, Footwall Vein	BMUG25-239	170/-22	256.7	258.5	1.3	106.5	0.01	9.4	2.5	1053
	Bermingham, Footwall Vein	BMUG25-240	180/-22	318.0	323.7	2.7	8.7	0.00	0.7	2.7	1086
	Bermingham, Footwall Vein	BMUG25-241	161/-23	237.9	240.4	2.1	38.4	0.52	4.4	7.5	1053
	Bermingham, Footwall Vein	BMUG25-242	152/-25	230.7	241.8	8.6	34.2	0.00	7.1	2.7	1070
	Bermingham, Footwall Vein	Including		235.9	237.5	1.2	161.0	0.02	26.6	15.1	1070
	Bermingham, Footwall Vein	BMUG25-245	160/20	222.1	226.9	3.6	12.6	0.00	2.4	0.0	1165
	Bermingham, Footwall Vein	Including		225.9	226.9	0.8	25.2	0.00	1.7	0.0	1165
	Bermingham, Footwall Vein	BMUG25-246	145/20	209.5	222.6	10.8	26.1	0.01	2.6	2.7	1181
	Bermingham Main Vein	BMUG25-232	159/-14	282.4	288.9	5.9	87.7	0.01	4.8	2.7	1033
	Bermingham Main Vein	Including		286.0	288.3	2.1	149.9	0.01	6.3	3.6	1033
	Bermingham Main Vein	BMUG25-233	167/-12	280.2	294.1	11.0	32.9	0.00	4.9	2.5	1020
	Bermingham Main Vein	Including		289.5	291.5	1.6	153.3	0.01	28.8	12.4	1020
	Bermingham Main Vein	BMUG25-234	164/10	274.3	275.6	1.1	12.5	0.00	1.6	2.5	909
	Bermingham Main Vein	BMUG25-235	180/-2	291.7	297.9	4.6	34.9	0.00	2.9	1.1	965
	Bermingham Main Vein	BMUG25-236	180/-14	320.4	350.1	21.4	36.4	0.00	3.4	3.4	1047
	Bermingham Main Vein	Including		333.0	335.0	1.5	273.0	0.03	21.7	2.0	1047
	Bermingham Main Vein	Including		346.0	350.1	3.0	86.1	0.01	6.6	14.9	1047
	Bermingham Main Vein	BMUG25-237	127/-23	401.6	402.8	0.8	168.1	0.01	10.8	7.9	1109
	Bermingham Main Vein	BMUG25-238	171/-2	275.6	278.1	2.2	10.8	0.00	0.6	4.2	984
	Bermingham Main Vein	BMUG25-239	170/-22	301.8	306.8	3.8	62.3	0.00	2.8	2.4	1070
	Bermingham Main Vein	BMUG25-240	180/-22	383.5	386.8	1.8	47.4	0.01	0.8	0.6	1109
	Bermingham Main Vein	BMUG25-241	161/-23	310.0	312.5	1.9	67.3	0.01	5.5	0.9	1079
	Bermingham Main Vein	BMUG25-242	152/-25	333.2	339.2	4.2	25.2	0.00	1.1	7.6	1119
	Bermingham Main Vein	Including		336.6	339.2	1.8	53.4	0.01	2.6	9.8	1119
	Bermingham Main Vein	BMUG25-244	135/-24	374.0	378.0	2.1	12.6	0.01	0.6	2.8	1138
	Bermingham Main Vein	BMUG25-247	148/10	374.9	377.8	2.4	50.6	0.01	1.6	2.5	1175
	Bermingham Main Vein	Including		374.9	376.1	1.0	101.5	0.02	3.4	4.9	1175
	Bermingham Main Vein	BMUG25-249	149/0	398.6	400.8	1.8	7.9	0.00	1.1	5.8	1243
	Bermingham Main Vein	BMUG25-250	148/-7	430.1	438.3	7.0	14.6	0.01	1.1	2.1	1319
	Bermingham Main Vein	Including		431.4	434.7	2.8	17.9	0.02	0.9	2.2	1319
	Bermingham Main Vein	Including		437.0	438.3	1.1	29.0	0.01	0.7	5.8	1319
	Bermingham Main Vein	BMUG25-251	144/-14	501.9	503.3	0.8	11.3	0.01	1.8	0.3	1375
	Bermingham Main Vein	BMUG25-252	140/11	383.4	386.6	2.5	34.7	0.01	1.2	0.3	1171
	Bermingham Main Vein	BMUG25-253	142/1	411.1	412.6	0.7	61.8	0.01	4.8	5.4	1247

Midas (Nevada)

	Target	Drillhole Number	Drillhole Azm/Dip	Sample From (feet)	Sample To (feet)	True Width (feet)	Gold (oz/ton)	Silver (oz/ton)	Depth From Surface (feet)
Surface Exploration	Eastern Star	DMC-00464	237/-45	No Significant Intercept
	Eastern Star	DMC-00466	241/-55	No Significant Intercept
	Pogo Trend	DMC-00463	290/-55	No Significant Intercept
	Pogo Trend	DMC-00467	54/-45	No Significant Intercept
	Pogo Trend	DMC-00469	44/-45	1425.3	1428.1	1.6	0.00	0.0	988
	Sinter Offset	DMC-00471	34/-56	1119.6	1121.0	1.2	0.00	0.1	878
	Sinter Offset	DMC-00472	34/-45	No Significant Intercept
	Sinter Offset	DMC-00475	30/-45	1013.3	1021.0	6.1	0.46	0.9	727
	Sinter Offset	Including		1014.5	1017.1	2.0	1.31	2.4	727